SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         February 15, 2002

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code         612-330-5500

(Former name or former address, if changed since last report)

SIGNATURES
Letter dated 2/15/02

Item 5. Other Events

     On February 15, 2002, Xcel Energy informed the board of directors of its subsidiary, NRG Energy, Inc., of its plans to commence an exchange offer by which Xcel Energy would acquire all of the outstanding publicly held shares of NRG, in exchange for shares of Xcel Energy common stock. Xcel Energy currently owns 74 percent of NRG.

Attached as exhibit 99.01 is a letter sent by the board of directors of Xcel Energy to the board of directors of NRG informing NRG of Xcel Energy’s plans with respect to the exchange offer.

The term “plans” and similar terms identify forward-looking information. Although Xcel Energy believes that its expectations are based on reasonable assumptions, it can give no assurance that the offer, if made, will be successful. Factors that could affect whether the transaction is completed include the satisfaction of all conditions to the exchange offer that cannot be waived and the satisfaction or waiver of all other conditions. Some of these conditions are expected to include the receipt of all required regulatory approvals, the tender by shareholders of enough of the publicly held shares so that Xcel Energy will own at least 90 percent of NRG’s common stock, and the absence of an injunction or litigation concerning the exchange offer.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.01	Xcel Energy Letter to NRG Energy Board of Directors, dated February 15, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

/s/

David E. Ripka
Vice President and Controller

February 15, 2002